THIRD PARTY CONTRIBUTOR AGREEMENT
                        ---------------------------------



             THIRD PARTY CONTRIBUTOR AGREEMENT, dated as of April 22, 1998 among JA SPECIAL LIMITED PARTNERSHIP and JEFFRY PICOWER (collectively, and jointly and severally, the "Third Party Contributor"), PHYSICIAN COMPUTER NETWORK, INC. (the "Borrower") and FLEET BANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (hereinafter defined).


                                R E C I T A L S:
                                - - - - - - - -

             I. The Administrative Agent, Lehman Brothers Commercial Paper, Inc., as arranger and as a Lender, the several banks and other financial institutions parties thereto (the "Lenders"), and the Borrower entered into a Credit Agreement, dated as of September 10, 1997 (the "Credit Agreement").

             II. The Administrative Agent, the Lenders, the Borrower and certain Subsidiaries of the Borrower (the "Subsidiaries") also entered into a Guarantee and Collateral Agreement, dated as of September 10, 1997 (the "Guarantee and Collateral Agreement").

             III. On March 3, 1998, the Borrower issued a Securities and Exchange Commission Form 8-K and certain press releases pursuant to which the Borrower disclosed the existence of certain accounting matters.

             IV. On April 2, 1998, the Borrower issued another press release disclosing, among other things, additional accounting irregularities and announcing that the Borrower's auditors had withdrawn their opinion with respect to the Borrower's 1996 financial statements. The disclosures, facts and events described in Recitals III and IV collectively referred to herein as the "Accounting Matters" and are listed in Exhibit A to the Forbearance Agreement (hereinafter defined).

             V. The Accounting Matters have resulted in one or more Events of Default under the Credit Agreement (the "Specified Events of Default").

             VI.  As a result  of the  occurrence  of the  Specified  Events  of
Default,   the  Borrower  and  the   Subsidiaries   have   requested   that  the
Administrative Agent and the Lenders agree to forbear from pursuing their remedies under, and to amend certain sections of, the Credit Agreement.

             VII. The Administrative Agent and the Required Lenders have advised the Borrower that they are willing to agree to the Borrower's and Subsidiaries' request on the terms and subject to the conditions set forth in the Forbearance and Amendment Agreement, dated the date hereof, among the Borrower, the Administrative Agent and the Required Lenders (the "Forbearance Agreement").

             VIII. One of the conditions to the effectiveness of the Forbearance Agreement is that the Third Party Contributor shall have executed and delivered this Agreement.

             1.       DEFINITIONS
                      -----------

             (a) As used herein, all references to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as modified by the Forbearance Agreement. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement and the Forbearance Agreement.

             (b) The following terms have the following meaning:

                      "AGREEMENT": this Agreement, as the same may be
             amended, supplemented or otherwise modified from time to time.

                      "BORROWER  OBLIGATIONS":  the collective  reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after a Termination Event or the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Forbearance Agreement, the Additional Loan Documents, the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel, accountants and financial advisors to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

             "INSOLVENCY PROCEEDING": any case, proceeding or other action (a) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Borrower or any Subsidiary, or seeking to adjudicate the Borrower or any Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the
             Borrower or any Subsidiary or their debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for the Borrower or any Subsidiary or for all or any substantial part of the Borrower's or any Subsidiary's assets, or a general assignment for the benefit of its creditors.

             (c) OTHER DEFINITIONAL PROVISIONS. (i) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                      (ii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

             NOW, THEREFORE, in consideration of the premises, in order to induce the Administrative Agent and the Required lenders to enter into the Forbearance Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

             2.       AGREEMENTS OF THIRD PARTY CONTRIBUTOR
                      -------------------------------------

             (a)      Third Party Contributor agrees that:

                      (i) it will not file and will not join in the filing of any Insolvency Proceeding.

                      (ii) it will not provide any debtor-in-possession
                      loan
                      facility or any other loan facility in any Insolvency Proceeding which will have or seek to have priority on a basis other than completely subject and subordinate in all respects to the security interests of the Administrative Agent and the other Lenders in all Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, whether prior to or after the commencement of any Insolvency Proceeding.

                      (iii) it will not seek to obtain a security interest with a priority other than completely subject and subordinate in all respects to any security interest granted or hereinafter granted by the Borrower and the Subsidiaries to the Administrative Agent in any and all Property now owned or hereafter acquired of the Borrower or any of the Subsidiaries, prior to or after any Insolvency Proceeding (the "Lenders' Security Interest"),

                      (iv) the priorities specified herein with respect to the Lenders' Security Interest shall be applicable irrespective of the time or order of attachment or perfection of (or the failure to perfect) such security interests or the time or order of filing of financing statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests,

                      (v) it shall not attack or join in any attack or take any other action or join in any other action which would impair the enforceability, validity, priority or perfection of the Lenders' Security Interest.

                      (vi) the Administrative Agent and the Lenders at any time and from time to time after the occurrence of a Termination Event under the Forbearance Agreement, without the vote, consent or approval of the Third Party Contributor, may take any action to enforce the Lenders' Security Interest as the Administrative Agent and the Required Lenders deem appropriate in their sole discretion.

                      (vii) the Administrative Agent and the Lenders shall have no duty to protect or defend the Lenders' Collateral, neither the Administrative Agent nor the Lenders shall have liability, duty or responsibility to the Third Party Contributor for the protection and defense of the Collateral.

             3.       MODIFICATIONS OF LIABILITIES.
                      ----------------------------

             3.1 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER'S OBLIGATIONS. Third Party Contributor agrees that this Agreement shall remain in effect notwithstanding that, without any reservation of rights against Third Party Contributor and without notice to or further assent by Third Party Contributor:

             (a) any demand for payment of any of the Borrower Obligations made by the Administrative Agent and the Required Lenders may be rescinded by the Administrative Agent and the Required Lenders and any of the Borrower Obligations continued,

             (b) the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender,

             (c) the Credit Agreement, the Forbearance Agreement, the other Loan Documents, the Additional Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time,

             (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released, and

             (e) any of the Loans may be sold or assigned or any interest in the Loans may be sold or assigned.

             3.2 WAIVER OF MARSHALING. Third Party Contributor hereby waives any right to compel or request the Administrative Agent or any Lender to marshal any of its or their Collateral.

             4.       MISCELLANEOUS
                      -------------

             4.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a writing executed by the Third Party Contributors and, in the case of the Administrative Agent and the Lenders, executed in accordance

with SECTION 10.1 of the Credit Agreement, which is incorporated herein by reference.

             4.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the
Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter, notified by the respective parties hereto:

                      The Borrower:

                        Physician Computer Network, Inc.
                      1200 The American Road
                         Morris Plains, New Jersey 07950
                      Attention: Paul Antinori
                               Vice President and
                                 General Counsel
                            Telecopy: (201) 490-3103
                            Telephone: (201) 490-3100

                      Third Party Contributor:

                      c/o Jeffry M. Picower
                      1410 South Ocean Blvd.
                      Palm Beach, FL 33480
                      Telecopy:  (212) 752-5082
                      Telephone:  (212) 935-9860

                      with a copy to:

                      Gordon Altman Butowsky Shalov & Wein
                      114 West 47th Street
                      New York, New York 10036
                      Att: Jonathan Klein, Esq.
                      Telephone: (212) 626-0800
                      Telecopy:  (212) 626-0799

                      The Administrative Agent:

                      Fleet Bank, N.A.
                      777 Main Street - CTMOH19A
                      Hartford, CT 06115
                      Attention: Donald J. Sheehan
                      Telecopy:  (860) 986-3781
                      Telephone: (860) 986-2435

PROVIDED that any notice, request or demand to or upon the Administrative Agent shall not be effective until actually received.

             4.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. The Administrative Agent shall not by any act (except by a written instrument pursuant to SECTION 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default, Event of

Default or Termination Event. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

             4.4 ENFORCEMENT EXPENSES. (a) Third Party Contributor agree to pay or reimburse each Lender and the Administrative Agent for all costs and expenses incurred by the Lenders and the Administrative Agent in enforcing against the Third Party Contributor under this Agreement or otherwise in enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

                      (b)     The agreements and obligations in this SECTION
4.4 shall survive repayment of the Borrower Obligations and all other amounts payable under the Credit Agreement, the Forbearance Agreement, the Additional Loan Documents, and the other Loan Documents.

             4.5 SPECIFIC PERFORMANCE. Third Party Contributor hereby acknowledges that among the remedies the Lenders may enforce upon a default by Third Party Contributor in the performance of its obligations hereunder, the Lenders may bring an action for the specific performance by Third Party Contributor of its obligations hereunder.

             4.6 INDEMNITY. Third Party Contributor hereby agrees to indemnify, defend and hold harmless the Administrative Agent and the Lenders from and against all claims, losses, damages and liabilities including, without limitation, reasonable attorneys' fees, which the Administrative Agent or the Lenders may suffer as a result of any breach of this Agreement by the Third Party Contributor.

             4.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the heirs, administrators, successors and assigns of Third Party Contributor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns; PROVIDED that the Third Party Contributor may not assign, transfer or delegate any of their rights or obligations under this Agreement.

             4.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             4.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

             4.10 INTEGRATION. This Agreement represents the entire agreement of the Third Party Contributor and the Administrative Agent with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

             4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW.

             4.12 SUBMISSION TO JURISDICTION; WAIVERS. Third Party Contributor hereby irrevocably and unconditionally:

                      (a) submit for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the

State of New York, the Courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                      (b) consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;

                      (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their address referred to in SECTION 4.2 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                      (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                      (e) waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

             4.13 ACKNOWLEDGMENTS. Third Party Contributor hereby acknowledges that:

                      (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement;

                      (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Third Party
Contributor arising out of or in connection with this Agreement;
and

                      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Third Party Contributor and the Administrative Agent and the Lenders.

             4.14 WAIVER OF JURY TRIAL. THIRD PARTY CONTRIBUTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY
COUNTERCLAIM OR THIRD PARTY CLAIM THEREIN.

             IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.

                                       FLEET BANK N.A., as Administrative Agent and for the Required Lenders


                                       By:-----------------------------
                                          Donald J. Sheehan
                                          Its Officer


                                       PHYSICIAN COMPUTER NETWORK, INC.


                                       By:------------------------------
                                          Title:


                                       JA SPECIAL LIMITED PARTNERSHIP

                                       By: Decisions Incorporated,
                                           General Partner


                                       By:-----------------------------
                                          Name:------------------------
                                          Title:-----------------------


                                       --------------------------------
                                       JEFFRY M. PICOWER